Exhibit 99.1
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
November 24, 2009
Mr. Paul S. Beideman
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Re. Retirement and Transition
Dear Paul:
On behalf of the Board, we wanted to confirm the terms of your retirement. We thank you for your continued service, contributions and commitment to the Company.
You will retire on February 1, 2010. You will continue to serve as the Company’s Chairman and Chief Executive Officer until December 1, 2009. Your resignation as Chief Executive Officer, as a member of the Board and from any and all other positions you hold with the Company and its affiliates will be effective at that time. From that time until your February 1, 2010 retirement, you will serve as senior advisor to Philip Flynn, successor Chief Executive Officer, with such appropriate transition duties as may be reasonably assigned to you by the Board. The Board appreciates your efforts to assure a smooth transition.
During employment for the transition period from now through your retirement, you will receive a regular base salary at your current rate and continue to receive your current benefits and perquisites (subject to any generally applicable changes the Company may make during this period). During this transition period, you will not be eligible to receive any additional equity awards, but your current awards will continue to vest through your February 1, 2010 retirement date (and, in the case of then-vested options, will remain outstanding following your retirement for one year in accordance with their terms). You will not be entitled to any severance or any special separation pay on your retirement.
The Company will also continue to cover you under its directors and officers liability insurance policy during the transition period. After your retirement, you will have the same coverage under this policy (or successor policies) and the same entitlement to corporate indemnification (and related advancement rights) as other retired officers and directors. In addition, on your retirement date, you and your spouse will participate in the Retiree Medical Plan and any successor plan adopted or made available by the Company for so long as such plan is not terminated for all participants (the “Retiree Medical Plan”). You will pay such costs associated with the Retiree Medical Plan that are applicable to other former senior executive participants in the Retiree Medical Plan, and be subject to the terms and conditions of the Retiree Medical Plan as in effect from time to time.
The benefits and payments you receive under this letter are conditioned on (i) your employment through February 1, 2010 not being terminated by you or by the Company for Cause (as such term is defined by the employment agreement entered into between you and the Company on April 17, 2003), and (ii) your execution and return to the Company of the enforceable waiver and release agreement attached to this letter as Exhibit A. For purposes of clarity, nothing in this letter or in any other agreement, plan, program or arrangement will entitle you to any payments, rights, or benefits to the extent they are prohibited as a result of the Company’s participation in the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”) established pursuant to the Emergency Economic Stabilization Act of 2008, as amended. To that end, you expressly reaffirm the Senior Executive Officer Compensation Waiver and the TARP CPP Compliance, Amendment and Consent Agreement, each of which was executed by you effective November 21, 2008 as a condition of the Company’s participation in the CPP. The Company will pay your reasonable legal fees and expenses incurred in connection with this letter, up to $20,000.
Please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me as soon as possible.

Very Truly Yours,

ASSOCIATED BANC-CORP

By:	/s/ William R. Hutchinson

Lead Independent Director
Accepted and Agreed:

/s/ Paul S. Beideman

Paul S. Beideman
Date: November 25, 2009

EXHIBIT A
WAIVER AND RELEASE AGREEMENT
     In consideration for the compensation and benefits to be provided to me under the terms of the Letter by and between Associated Banc-Corp, a Wisconsin corporation (the “Company”) and me, Paul S. Beideman, dated November 24, 2009 (the “Letter”), I hereby acknowledge, understand and agree to under this Waiver and Release Agreement (this “Release”) the following:
     1. In consideration of the foregoing, including, without limitation, payment to me of the determined amounts under the Letter, I unconditionally release the Company and all of its partners, affiliates, parents, predecessors, successors, assigns, officers, directors, trustees, employees, agents, administrators, representatives, attorneys, insurers or fiduciaries, past, present or future (collectively, the “Released Parties”) from any claims, actions, causes of action, demands, obligations or damages of any kind arising from my employment and my retirement from that employment or otherwise, whether known or unknown to me, I ever had or now have upon or by reason of any matter, cause or thing, up to and including the day on which I sign this Release (the “Claims”).
     2. The Claims I am waiving include, but are not limited to, Claims of wrongful discharge; Claims for the payment of any salary, wages, bonuses or commissions; Claims under common law or any federal or state statute, including, without limitation, Claims under any Wisconsin statute covering alleged discriminatory employment practices; Claims under Title VII of the Civil Rights Act of 1964, as amended; Claims under the Americans with Disabilities Act; Claims under the Age Discrimination in Employment Act (“ADEA”); Claims under the Fair Labor Standards Act; Claims under the National Labor Relations Act; Claims under the Family and Medical Leave Act; Claims under the Employee Retirement Income Security Act of 1974, as amended; Claims relating to the Company’s intellectual property, confidential and proprietary information and trade secrets; Claims of misrepresentation or detrimental reliance; Claims for severance pay (other than those benefits, specifically payable under the Letter); Claims based on breach of contract, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence; and any other claim for any type of relief, whether federal, state or local, and whether statutory, regulatory, common law or otherwise. This Release does not apply to any Claims I cannot waive as a matter of law.
     3. I intend this Release to be binding on my successors and I specifically (i) confirm that I have no Claim under any law providing rights to employees, and (ii) agree not to file or continue any Claim in respect of matters covered by this Release. I further agree never to institute any suit, complaint, proceeding, grievance or action of any kind at law, in equity, or otherwise in any court of the United States or in any state, or in any administrative agency of the United States or any state, county or municipality, or before any other tribunal, public or private, against the Company arising from or relating to my employment or my retirement from employment with the Company and/or any other occurrences to the date of this Release, other than a claim challenging the validity of this Release under the ADEA.
     4. I am further waiving my right to receive money or other relief in any action instituted by me or on my behalf by any person, entity or governmental agency. Nothing in this Release shall limit the rights of any governmental agency or my right of access to, cooperation or participation with any governmental agency, including without limitation, the United States Equal Employment Opportunity Commission. I further agree to waive my rights under any other statute or regulation, state or federal, which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

     5. In further consideration of the promises made by the Company in the Letter, I specifically waive and release the Company from all Claims I may have as of the date I sign this Release, whether known or unknown, arising under the ADEA. I further agree that:
     (a) My waiver of rights under this Release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 (“OWBPA”);
     (b) I understand the terms of this Release;
     (c) The consideration offered by the Company under the Letter in exchange for the signing of this Release represents consideration over and above that to which I would otherwise be entitled, and that the consideration would not have been provided had I not agreed to sign this Release and do not sign this Release;
     (d) The Company is hereby advising me in writing to consult with an attorney prior to executing this Release;
     (e) The Company is giving me a period of twenty-one (21) days within which to consider this Release;
     (f) Following my execution of this Release, I have seven (7) days in which to revoke this Release by written notice. An attempted revocation not actually received by the Company prior to the revocation deadline will not be effective; and
     (g) This entire Release shall be void and of no force and effect if I choose to so revoke, and if I choose not to so revoke this Release shall then become effective and enforceable.
     This Section 5 does not waive rights or claims that may arise under the ADEA after the date I sign this Release. To the extent barred by the OWBPA, the covenant not to sue contained in Section 3 does not apply to claims under the ADEA that challenge the validity of this Release.
     6. To revoke this Release, I must send a written statement of revocation to:
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Attn: General Counsel
     The General Counsel must receive the revocation no later than 5:00 p.m. on the seventh (7th) day following my execution of this Release. If I do not revoke, the eighth (8th) day following my acceptance will be the “effective date” of this Release.
     7. Nothing in this Release is intended to further reduce, modify or limit the payments, rights and other benefits specifically conveyed under the Letter.
BY SIGNING THIS RELEASE, I ACKNOWLEDGE THAT: I HAVE READ THIS RELEASE AND UNDERSTAND ITS TERMS; I HAVE HAD THE OPPORTUNITY TO REVIEW THIS RELEASE WITH LEGAL OR OTHER PERSONAL ADVISORS OF MY OWN CHOICE; I UNDERSTAND THAT BY SIGNING THIS RELEASE I AM RELEASING THE RELEASED PARTIES OF ALL CLAIMS AGAINST THEM; I HAVE BEEN GIVEN TWENTY-ONE DAYS TO CONSIDER THE TERMS AND EFFECT OF THIS RELEASE; AND I VOLUNTARILY AGREE TO ITS TERMS.
SIGNED this 25th day of November 2009.

/s/ Paul S. Beideman

Paul S. Beideman